Exhibit 99.1

Nephros Announces Results for Quarter Ended March 31, 2021

Net Revenue of $2.7 Million; Highest First Quarter in Company History

SOUTH ORANGE, NJ, May 6, 2021 – Nephros, Inc. (Nasdaq: NEPH), a leading water technology company providing filtration and pathogen detection solutions to the medical and commercial markets, today announced results for the three months ended March 31, 2021.

Financial Highlights

Water Filtration Business Segment Highlights

●	Net revenue increased 9% to $2.7 million
●	Net loss improved by 67% to $0.2 million
●	Adjusted EBITDA improved by 25% to ($0.3 million)

Consolidated Highlights

●	Net revenue increased by 8% to $2.7 million
●	Net loss improved by 55% to $0.5 million
●	Adjusted EBITDA improved by 13% to ($0.7 million)

*Stated performance is relative to same period prior year (first quarter of 2020)

“Fiscal year 2021 started strong as we reached our highest first-quarter revenue in company history,” said Andy Astor, Chief Executive Officer of Nephros. “All elements within our water filtration business showed strength, including new customer acquisition, recurring revenue, and emergency response. Our $2.7 million first-quarter revenue represents an 8% increase over the same period last year, and 17% growth over our prior quarter.”

Mr. Astor continued, “We believe healthcare facilities are beginning to shift their focus from COVID-19 to more normal operations, including facility water management. As this trend continues, we expect to see an increase in demand for our products and services. I wish to express my sincere thanks to our team and strategic partners for helping us to achieve this milestone quarter, while simultaneously navigating the complexities of the ongoing COVID-19 pandemic.”

Consolidated Financial Performance for the Quarter Ended March 31, 2021

Net revenue for the quarter ended March 31, 2021 was $2.7 million, compared with $2.5 million in 2020, an increase of 8%.

Net loss for the quarter ended March 31, 2021 was $0.5 million, compared with a net loss of $1.1 million in 2020, a decrease of 51%.

Adjusted EBITDA for the quarter ended March 31, 2021 was ($0.7 million), compared with ($0.8 million) in 2020.

Cost of goods sold for the quarter ended March 31, 2021 was $1.1 million, compared with $1.0 million in 2020, an increase of 11%. Gross margins for the quarter ended March 31, 2021 were 58%, compared with 59% in 2020. Management expects future gross margins to continue in the range of 55% to 60%.

Research and development expenses for the quarter ended March 31, 2021 were $0.6 million, compared with the same amount in 2020.

Depreciation and amortization expenses for the quarter ended March 31, 2021 were approximately $50,000, compared with approximately $46,000 in 2020, an increase of 9%.

Selling, general and administrative expenses for the quarter ended March 31, 2021 were $2.0 million, compared with the same amount in 2020.

As of March 31, 2021, Nephros had cash and cash equivalents of $8.2 million.

Adjusted EBITDA Definition and Reconciliation to GAAP Financial Measures

Adjusted EBITDA is calculated by taking net (loss) income calculated in accordance with generally accepted accounting principles (“GAAP”) and excluding all interest-related expenses and income, tax-related expenses and income, non-recurring expenses and income, and non-cash items, including depreciation and amortization and non-cash compensation. The following table presents a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure, for the first quarter of the 2021 and 2020 fiscal years for both Nephros (on a consolidated basis) and the Water Filtration Business Segment:

	3 Months Ended Mar 31,
Water Filtration Business Segment	2021	2020

Net loss	(155)	(620)

Adjustments:
Depreciation of property and equipment	7	5
Amortization of other assets	46	45
Interest expense	13	43
Interest income	(3)	(1)
Change in fair value of contingent consideration	-	(42)
Stock based compensation	265	190
PPP loan forgiveness	(482)	-
Other noncash items	5	11
Adjusted EBITDA	(304)	(369)

	3 Months Ended Mar 31,
Consolidated Results	2021	2020

Net loss	(537)	(1,098)

Adjustments:
Depreciation of property and equipment	7	5
Amortization of other assets	46	45
Interest expense	13	43
Interest income	(3)	(1)
Change in fair value of contingent consideration	-	(42)
Noncash compensation	276	222
PPP loan forgiveness	(482)	-
Other noncash items	5	11
Adjusted EBITDA	(675)	(815)

Nephros believes that Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to Nephros’s financial condition and results of operations. Management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recognized in Nephros’s consolidated financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with net (loss) income, the most directly comparable GAAP financial measure. Nephros urges investors to review the reconciliation of Adjusted EBITDA to net (loss) income and not to rely on any single financial measure to evaluate the business.

Conference Call Today at 4:30 p.m. ET

Nephros will host a conference call today at 4:30 PM Eastern Time, during which management will discuss Nephros’s financial results and provide a general business overview.

Participants may dial into the call as follows:

Domestic access: 1-844-808-7106

International access: 1-412-317-5285

Upon joining, please ask to be joined into the Nephros conference call.

A replay of the call can be accessed until May 13, 2021 at 1-877-344-7529 or 1-412-317-0088 for international callers and entering replay access code: 10153586.

An audio archive of the call will be available shortly after the call on the Nephros investor relations page at https://investors.nephros.com/events/.

About Nephros

Nephros is a leading water technology company in medical and commercial water purification and pathogen detection, headquartered in the USA. Its diverse team of passionate employees is dedicated to advancing point-of-use water safety through education, product solutions, and emergency outbreak response management.

For more information about Nephros, please visit www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’s expected future growth in demand and the timing of such growth, expected future gross margins, and other statements that are not historical facts, including statements that may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including the impact of the ongoing COVID-19 pandemic, uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Investor Relations Contacts:

Kirin Smith, President

PCG Advisory, Inc.

(646) 823-8656

ksmith@pcgadvisory.com

Andy Astor, CEO

Nephros, Inc.

(201) 345-0824

andy@nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$8,163	$8,249
Accounts receivable, net	1,718	1,364
Inventory	4,679	5,304
Prepaid expenses and other current assets	107	237
Total current assets	14,667	15,154
Property and equipment, net	311	295
Lease right-of-use assets	978	1,037
Intangible assets, net	496	506
Goodwill	759	759
License and supply agreement, net	636	670
Other assets	89	89
TOTAL ASSETS	$17,936	$18,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of secured note payable	$233	$229
Accounts payable	495	423
Accrued expenses	334	341
Current portion of lease liabilities	346	332
Total current liabilities	1,408	1,325
Secured note payable, net of current portion	299	364
PPP loan	-	482
Equipment financing, net of current portion	6	7
Lease liabilities, net of current portion	686	759
TOTAL LIABILITIES	2,399	2,937

COMMITMENTS AND CONTINGENCIES (Note 14)

STOCKHOLDERS’ EQUITY

Preferred stock, $.001 par value; 5,000,000 shares authorized at March 31, 2021 and December 31, 2020; no shares issued and outstanding at March 31, 2021 and December 31, 2020.	-	-
Common stock, $.001 par value; 40,000,000 shares authorized at March 31, 2021 and December 31, 2020; 9,952,229 and 9,873,006 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively.	10	10
Additional paid-in capital	144,801	144,296
Accumulated other comprehensive income	68	74
Accumulated deficit	(132,395)	(131,858)
Subtotal	12,484	12,522
Noncontrolling interest	3,053	3,051
TOTAL STOCKHOLDERS’ EQUITY	15,537	15,573
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,936	$18,510

NEPHROS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net revenue:
Product revenues	$2,712	$2,475
Royalty and other revenues	24	54
Total net revenues	2,736	2,529
Cost of goods sold	1,149	1,038
Gross margin	1,587	1,491
Operating expenses:
Research and development	556	563
Depreciation and amortization	50	46
Selling, general and administrative	1,999	1,950
Change in fair value of contingent consideration	-	(42)
Total operating expenses	2,605	2,517
Loss from operations	(1,018)	(1,026)
Other (expense) income:
Interest expense	(13)	(43)
Interest income	3	1
Extinguishment of PPP loan	482	-
Other (expense) income, net	9	(30)
Total other (expense) income:	481	(72)
Net loss	(537)	(1,098)
Less: Undeclared deemed dividend attributable to noncontrolling interest	(59)	(59)
Net loss attributable to Nephros, Inc. shareholders	(596)	(1,157)
Net loss per common share, basic and diluted	$(0.06)	$(0.13)
Weighted average common shares outstanding, basic and diluted	9,883,035	8,590,230

Comprehensive loss:
Net loss	(537)	(1,098)
Other comprehensive loss, foreign currency translation adjustments, net of tax	(6)	(1)
Comprehensive loss	(543)	(1,099)
Comprehensive loss attributable to noncontrolling interest	(59)	(59)
Comprehensive loss attributable to Nephros, Inc. shareholders	$(602)	$(1,158)